Exhibit 10.2

Execution Copy

FIFTH AMENDMENT AGREEMENT

This FIFTH AMENDMENT AGREEMENT (this “Amendment”), dated as of November 1, 2024, is entered into among Tactile Systems Technology, Inc., a Delaware corporation (dba Tactile Medical) (the “Borrower”), the Lenders (as defined below) signatory hereto, and Wells Fargo Bank, National Association, a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of April 30, 2021, as amended by that certain First Amendment Agreement dated as of September 8, 2021, that certain Second Amendment Agreement dated as of February 22, 2022, that certain Third Amendment Agreement dated as of June 21, 2023, and that certain Fourth Amendment Agreement dated as of August 1, 2023 (as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to certain amendments to the Existing Credit Agreement, and, subject to the terms and conditions set forth in this Amendment, the Administrative Agent and the Lenders have agreed to provide certain amendments.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree to be bound as follows:

Section 1.Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires.

Section 2.Amendments to Existing Credit Agreement. The Existing Credit Agreement is hereby amended as follows:

2.1.Section 9.6 is amended by adding a new Section 9.6(f) to the end thereof:

(i)beginning on the Fifth Amendment Date, the Borrower shall be permitted to make one or more Restricted Payments solely for the purpose of repurchasing issued and publicly held common voting Equity Interests of the Borrower (the “Permitted Equity Interest Repurchases”); provided that (w) in no event shall such repurchases exceed $30,000,000 individually or in the aggregate, (x) at the time of the making such Restricted Payment, (A) no Default or Event of Default has occurred, or is continuing or would result from the making such Restricted Payment in connection with such repurchase, and (B) the Borrower is in in compliance on a Pro Forma Basis (after giving effect to the making of any Restricted Payment in connection with such repurchase) with each covenant contained in Section 9.15, (y) the Board of Directors of Borrower has duly authorized each such Restricted Payment and related repurchase of common voting Equity Interests, including analysis of the Solvency of the Borrower after giving effect to such repurchases and the incurrence of any Indebtedness in connection therewith, and (z) Borrower shall cancel, retire or otherwise return all such shares of common voting Equity Interests to treasury stock.

Section 3.Effectiveness of Amendment. The amendments set forth in Section 2 hereof shall become effective on the Fifth Amendment Date upon delivery of, or compliance with, the following:

3.1.This Amendment, duly executed by the Credit Parties, the Administrative Agent, and each of the Lenders (whether the same or different copies) and delivered (including by way of facsimile or other electronic transmission (including by e-mail in .pdf format)) in each case with original signatures to follow promptly thereafter, to the Administrative Agent.

3.2.Certificates of current status or good standing for each Credit Party in the state of its organization, in each case as of a recent date.

3.3.The Administrative Agent shall have received for itself and for the account of the Lenders all reasonable and documented fees and expenses of counsel to the Administrative Agent payable pursuant to Section 12.3 of the Credit Agreement to the extent requested in advance by the Administrative Agent.

Section 4.Release, No Waiver, Representations, Warranties, Authority, No Adverse Claim.

4.1.Release of Claims. Each Credit Party, for itself and on behalf of its legal representatives, successors, and assigns, hereby (a) expressly waives, releases, and relinquishes the Administrative Agent and each of the Lenders from any and all claims, offsets, defenses, affirmative defenses, and counterclaims of any kind or nature whatsoever that such Credit Party has asserted, or might assert, against the Administrative Agent or the Lenders with respect to the Obligations, the Credit Agreement (including as affected by this Amendment), and any other Loan Document, other than any such claim arising from the bad faith, gross negligence or willful misconduct of the Administrative Agent or a Lender as determined by a final non-appealable order by a court of competent jurisdiction, in each case arising on or before the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof, and (b) expressly covenants and agrees never to institute, cause to be instituted, or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the Administrative Agent or the Lenders by reason of or in connection with any of the foregoing matters, claims, or causes of action.

4.2.No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of

Default under the Credit Agreement or breach, default, or event of default under any Security Document or other document held by the Administrative Agent or the Lenders, whether or not known to the Administrative Agent or the Lenders and whether or not existing on the date of this Amendment.

4.3.Representations and Warranties, No Default. Each Credit Party hereby represents that after giving effect to this Amendment:

(a)It is a corporation or limited liability company, as applicable, duly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and, is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except where the failure to be so qualified would not reasonably be expected to result a Material Adverse Effect.

(b)It has the power and authority and legal right to execute and deliver, and to perform its obligations under, this Amendment, the Credit Agreement, the Notes, and all other Loan Documents, each as amended by this Amendment, to which it is a party and the performance of its obligations thereunder have been duly authorized by proper organizational proceedings, and the Loan Documents to which such Person is a party constitute legal, valid and binding obligations of such Person enforceable against such Person in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ right in general and the availability of equitable remedies.

(c)The execution, delivery and performance of this Amendment, the Credit Agreement, and all other Loan Documents, each as amended by this Amendment, the Extensions of Credit thereunder and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof where the failure to obtain such Governmental Approval or such violation could reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any Subsidiary thereof, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument evidencing Indebtedness or a payment obligation in excess of the Threshold Amount to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (e) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of any Loan Document other than (i) consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) consents or filings under the UCC, (iii) filings with the United States Copyright Office and/or the United States Patent and Trademark Office and (iv) filings of any mortgage or deed of trust with the applicable county recording office or register of deeds.

(d)The representations and warranties in Article VII of the Credit Agreement, are true and correct in all material respects, without duplication as to any materiality modifiers, qualifications, or limitations set forth in Article VII of the Credit Agreement, with respect to such Credit Party and its Subsidiaries as of the Fifth Amendment Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date.

(e)There will exist no Default or Event of Default under the Credit Agreement.

(f)To the Borrower’s knowledge, no events have taken place and no circumstances exist at the date hereof that would give any Credit Party a basis to assert a defense, offset, or counterclaim to any claim of the Administrative Agent or any Lender with respect to the Obligations.

Section 5.Affirmation of Loan Documents, Further References, Affirmation of Security Interest and Guarantee. Each of the Administrative Agent, the Lenders, and the Credit Parties acknowledge and affirm that each of the Credit Agreement, any Guarantee, the Security Agreement, and each of the other Loan Documents to which it is a party is hereby ratified and confirmed in all respects except as expressly amended hereby, and all terms, conditions, and provisions of each such Loan Document shall remain unmodified and in full force and effect except as expressly amended hereby. Each Credit Party confirms to the Administrative Agent and the Lenders that the Obligations are and continue to be guaranteed and secured by the security interest granted in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders under any Guarantee and any Security Documents, as applicable, and that all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants, and representations of such Credit Party under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are hereby ratified, assumed, and affirmed in all respects by such Credit Party, except as expressly modified hereby.

Section 6.Merger and Integration, Superseding Effect. This Amendment embodies the entire agreement and understanding among any Credit Party, the Administrative Agent, the Issuing Lender and the Lenders and supersedes all prior agreements and understandings among any Credit Party, the Administrative Agent, the Issuing Lender and the Lenders relating to the subject matter hereof or thereof.

Section 7.Severability. Any provision in this Amendment that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

Section 8.Successors. This Amendment shall be binding upon the Credit Parties, the Lenders, the Administrative Agent, and their respective successors and assigns, and shall inure to the benefit of the Credit Parties, the Administrative Agent, the Lenders, and the successors and assigns of the Administrative Agent and the Lenders.

Section 9.Expenses. The Borrower shall pay the Administrative Agent, upon execution of this Amendment, the fees and expenses as provided in Section 12.3 of the Credit Agreement to the extent requested in advance by the Administrative Agent.

Section 10.Headings. Section headings in this Amendment are for convenience of reference only and shall not govern the interpretation of any of the provisions of this Amendment.

Section 11.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 12.Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MINNESOTA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment Agreement to be executed as of the date and year first above written.

TACTILE SYSTEMS TECHNOLOGY, INC., as Borrower

By:	/s/ Elaine Birkemeyer
Name:	Elaine Birkemeyer
Title:	Chief Financial Officer

SWELLING SOLUTIONS, INC., as Guarantor

By:	/s/ Elaine Birkemeyer
Name:	Elaine Birkemeyer
Title:	Chief Financial Officer

[Signature Page to Fifth Amendment Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:	/s/ Brandon Moss
Name:	Brandon Moss
Title:	Vice President

[Signature Page to Fifth Amendment Agreement]